Exhibit 10.8

This Agreement is entered into as of the last date set forth beside the parties’ signatures below and constitutes a legally binding agreement between the parties.

Reference is made to that certain 5% Convertible Senior Secured Promissory Notes Confidential Term Sheet (the “Term Sheet”), the Subscription Agreement, the Revolving Line of Credit Agreement, the 5% Convertible Senior Secured Promissory Note, the Security and Intercreditor Agreement, the Conversion Warrants, the First Contingent Warrant, the Second Contingent Warrant and the Registration Rights Agreement (all such documents and agreements being dated March 31, 2011and herein individually referred to as identified above and being collectively called the “Revolving Loan Documents”), by and among MiMedx Group, Inc. (the “Company”) and Parker H. Petit (“Petit”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms under the Revolving Loan Documents.

In order to make certain clarifications and modifications to certain of the Revolving Loan Documents, which clarifications and modifications inure to the benefit of both parties hereto, and in consideration of such mutual benefit, the Company and Petit hereby agree to modify the Revolving Line of Credit Agreement, the 5% Convertible Senior Secured Promissory Note, the First Contingent Warrant and the Second Contingent Warrant as follows:

1.

Modification of Revolving Line of Credit Agreement. Section 6(a) of the Revolving Line of Credit Agreement is hereby amended by deleting existing Section 6(a) in its entirety and substituting the following in lieu thereof:

6 (a). Event of Default. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) Company fails to pay timely any principal and accrued interest or other amounts due under this Note on the date the same becomes due and payable, and such amount remains unpaid for a period of ten (10) business days after written notice thereof from Lender;

(ii) Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) An involuntary petition is filed against Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company.

2.

Modification of First Contingent Warrant and Second Contingent Warrant. Each of the First Contingent Warrant and the Second Contingent Warrant is hereby modified so that in Section 3 thereof, the closing trading price of the Company’s stock of $1.50 (in the First Contingent Warrant), and $1.75 (in the Second Contingent Warrant (herein called the “Termination Price” with respect to each of the Contingent Warrants), will be adjusted downward or upward, as appropriate, in the case of any stock split, dividend, stock distribution, recapitalizations reclassification, reorganization, etc. in the same manner as the Warrant Exercise Price is subject to adjustment pursuant to Sections 5, 6 and 7 of each Contingent Warrant. Such sections in each Contingent Warrant are hereby deemed to apply to the Termination Price in the applicable Contingent Warrant in order to effect appropriate adjustments to the Termination Price in case of the occurrence of the same events that would result in adjustment to the Warrant Exercise Price.

3.

Modification of Note. The 5% Convertible Senior Secured Promissory Note is hereby modified to provide for appropriate adjustment of the Conversion Price in certain circumstances, by inserting in said Note a new Section 6, and appropriately renumbering the remaining sections, said new Section 6 to read as follows:

6. In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend (including any distribution of stock without consideration) or make a distribution with respect to outstanding shares of Common Stock or convertible securities payable in Common Stock or in convertible securities, the Conversion Price in effect immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, in each case, by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the denominator of which shall be the total number of shares of Common Stock, immediately after such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the product so obtained shall thereafter be the Conversion Price. For purposes of this Note, “on a fully diluted basis” means that all issued and outstanding capital stock of the Company, including all convertible securities, and all outstanding options and warrants, whether or not vested, shall be taken into account.

Upon each adjustment of the Conversion Price as provided above in this Section 5, the Lender shall thereafter be entitled to convert, at the Conversion Price resulting from such adjustment, this Note into the number of shares (calculated to the nearest share as provided below) obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares into which this Note is convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price immediately after such adjustment.

In case of any capital reorganization, or of any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), this Note shall, after such capital reorganization or reclassification of capital stock, entitle the Lender to convert this Note into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such reorganization or reclassification, as the case may be, to which the Lender would have been entitled if such Lender had converted into Common Stock issuable upon the conversion hereof immediately prior to such capital reorganization or reclassification of capital stock, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Lender to the end that the provisions thereof (including without limitation provisions for adjustment of the Conversion Price and of the number of shares obtainable upon the conversion of this Note, shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of the rights represented hereby.

Upon any adjustment of the Conversion Price, then the Company shall give notice thereof to the Lender, which notice shall state the Conversion Price and the Termination Price in effect after such adjustment and the increase, or decrease, if any, in the number of shares of Common Stock into which this Note is convertible at the Conversion Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Upon each computation of an adjustment in the Conversion Price and the number of shares which may be obtained upon conversion hereof, the Conversion Price shall be computed to the nearest cent (i.e. fraction of .5 of a cent, or greater, shall be rounded to the next highest cent) and the number of shares which may be obtained upon conversion of this Note shall be calculated to the nearest whole share (i.e. fractions of less than one half of a share shall be disregarded and fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made however, if the change in the Conversion Price would be less than $.001 per share, but any such lesser adjustment shall be made (i) at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.001 per share or more, or (ii) if earlier, upon the third anniversary of the event for which such adjustment is required.

Except as hereby modified the Revolving Loan Documents shall remain unchanged and in full force and effect.

In witness of the foregoing, this Agreement has been duly executed by the parties as of January 2, 2012.

MiMedx Group, Inc.		Parker H. Petit

By:
Michael J. Senken Chief Financial Officer